Exhibit 10.2

[PARK PLACE ENTERTAINMENT(R) LETTERHEAD]

Dated as of May 21, 2003

Bernard E. DeLury, Jr., Esq.

Park Place Entertainment Corporation

Park Place and the Boardwalk

Atlantic City, New Jersey 08401

Re:          Amendment of Employment Agreement Dated February 1, 2003

Dear Bernie:

In consideration of the terms and conditions contained in the referenced Employment Agreement (the “Employment Agreement”), Park Place Entertainment Corporation (the “Company” and/or “Employer”) and you hereby amend said Employment Agreement as follows:

Paragraph 1B – Title Change:  Your current title shall be changed to Executive Vice President, Secretary and General Counsel, effective as of May 21, 2003.

Paragraph 3A – Compensation: Effective as of May 21, 2003, your annual salary shall be adjusted to $450,000 for each twelve month period through the remainder of the Term of your Employment Agreement with the Company.  During the Term, the Base Salary shall be reviewed for possible increase annually in accordance with the Company’s then applicable merit policies, although any determination to increase the Base Salary shall be within the Company’s sole discretion.

All other terms and conditions of the referenced agreement shall remain unchanged.

Very truly yours,

/s/ Wallace R. Barr
Wallace R. Barr, President and
Chief Executive Officer

Agreed to:

/s/ Bernard E. DeLury, Jr.
Bernard E. DeLury, Jr.

Dated:	6/5/03